Exhibit 99.1

B of I Files Universal Shelf Registration

SAN DIEGO, CA – (MARKET WIRE) – November 25, 2009—BofI Holding, Inc. (B of I or the Company) (NASDAQ: BOFI), parent of Bank of Internet USA (Bank) has filed a shelf registration statement on Form S-3 with the Securities and Exchange Commission. When declared effective by the SEC, the shelf registration statement will allow the Company to raise capital from time to time, up to an aggregate of $125.0 million, through the sale of debt securities, common and preferred stock and warrants. Terms and prices, as well as use of proceeds, will be determined at the time of each offering and will be disclosed in a separate prospectus supplement to be filed with the SEC at the time of the offering.

“Although the Bank has no definitive plans to raise capital at this time, we continue to see extraordinary opportunity to deploy capital. Raising capital from time-to-time to support purchases and originations of high credit quality assets and to facilitate potential acquisitions will provide our Bank with the ability to profit from market opportunities and realize the economies of scale inherent in our business,” said Greg Garrabrants, President and Chief Executive Officer. “Once approved, the shelf registration will provide B of I the flexibility to issue debt or equity for up to three years, the amount of which is subject to securities law limits.” Mr. Garrabrants added, “If issued today, given our decision to file an S-3, our maximum issuance of common equity would be limited to approximately $15.0 million. However, as the market capitalization of our common stock increases, we expect our maximum issuance limit to increase. We will continue to be sensitive to how we invest and deploy our capital with a focus on continued earnings growth as measured on a per share basis in order to provide strong returns for our common shareholders. I look forward to discussing both our business opportunities and our thoughts on what type of opportunities would entice us to raise capital on our fiscal second quarter conference call.”

The registration statement on Form S-3 filed with the SEC has not yet become effective. Securities may not be sold nor may offers to buy be accepted prior to the time that the registration statement becomes effective. This news release does not constitute an offer to sell, or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification of the securities under the securities laws of that state or jurisdiction. Any offer of securities covered by the registration statement will be made solely by means of a prospectus included in the registration statement and a prospectus supplement with respect to such offering.

About BofI Holding, Inc. and Bank of Internet USA

BofI Holding, Inc. is the holding company of Bank of Internet USA and trades on NASDAQ under the symbol BOFI. Bank of Internet USA is a consumer focused, FDIC insured, nationwide savings bank operating primarily over the Internet. It offers a variety of consumer banking services, focusing primarily on gathering retail deposits over the Internet and originating and purchasing multifamily and single-family mortgage loans. Bank of Internet USA offers products through its websites at bankofinternet.com and ApartmentBank.com. Retail deposit products include certificates of deposit, online checking accounts with check images, bill payment, high interest savings accounts, ATM or Visa Check Cards, money market savings accounts, and ATM fee reimbursement anywhere in the world.

The preceding release contains statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “believe”, “estimate”, “expect”, “intend”, “anticipate” and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates which they were made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those indicated in the forward-looking statements as a result of various factors. Readers are cautioned not to place undue reliance on these forward-looking statements.

Contact:

BofI Holding, Inc.

Gregory Garrabrants, CEO

858/350-6203

Gregory.Garrabrants@BankofInternet.com